FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     SEP 01 1999
    No. C13020-97
Dean Heller, Secretary of
         State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        BIG CAT INVESTMENT SERVICES, INC.


     We the undersigned, Devinder Randhawa, President and Secretary, of BIG CAT INVESTMENT SERVICES, INC., a Nevada corporation do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 19th day of June, 1997, adopted a resolution to amend the original articles as follows:

     Article FOURTH is hereby amended to read as follows:

     "That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                       /s/Devinder Randhawa
                                       -----------------------------------------
                                       Devinder Randhawa, President and Director


SWORN BEFORE ME in the city of Kelowna in the Province of British Columbia on this 16 day of August, 1999.

/s/Joseph R. Gordon
------------------------------
Joseph R. Gordon
A Notary Public in and for the
Province of British Columbia



     Joseph R. Gordon
  Barrister and Solicitor
      Gordon & Company
 #102 - 1460 Pandosy Street
 Kelowna, British Columbia
       Canada V1Y 1P3